Exhibit 99.5
EXHIBIT 99.5 — The Company and PDIC Unaudited Pro Forma Combined Condensed Financial Information

Unaudited Pro Forma Condensed Combined Financial Statements
The Unaudited Pro Forma Condensed Combined Financial Statements presented herein, which have been prepared by the management of General Cable Corporation (the Company), are derived from the historical consolidated financial statements of the Company and Phelps Dodge International (PDIC). The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2007 and the Unaudited Pro Forma Condensed Combined Statement of Operations for the periods ending December 31, 2006 and September 30, 2007 were prepared using the purchase method of accounting in accordance with accounting principles generally accepted in the United States (U.S. GAAP). The pro forma adjustments to reflect the fair value of PDIC’s reported net assets and other purchase accounting adjustments are based on available data as of the date of this filing.
The pro forma amounts have been developed from (i) the Audited Consolidated Financial Statements of the Company contained in its annual report on Form 10-K for the year ended December 31, 2006 and the Unaudited Condensed Consolidated Financial Statements contained in its quarterly report on Form 10-Q for the period ended September 28, 2007, and (ii) the Audited Consolidated Financial Statements of PDIC for the year ended December 31, 2006 filed herein as Exhibit 99.1 and the Unaudited Combined Financial Statements of PDIC as of September 30, 2007 filed herein as Exhibit 99.2 and the Unaudited Combined Financial Statements of PDIC for the period January 1, 2007 through March 19, 2007 filed herein as Exhibit 99.3.
The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the combination occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. In this regard, the reader should note that the Unaudited Pro Forma Condensed Combined Financial Statements do not give effect to (i) any integration costs that may be incurred as a result of the acquisition, (ii) synergies, operating efficiencies and cost savings that are expected to result from the acquisition, (iii) benefits expected to be derived from the growth prospects of the combined companies or (iv) changes in commodities prices subsequent to the dates of such Unaudited Pro Forma Condensed Combined Financial Statements.
The allocation of the purchase price to acquired assets and liabilities in the Unaudited Pro Forma Condensed Combined Financial Statements is based on preliminary valuations. Accordingly, the purchase price allocation adjustments and related impacts on the unaudited pro forma condensed combined financial statements are preliminary and are subject to revision, which may be material.
The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the separate Audited Consolidated Financial Statements and accompanying notes of the Company contained in the annual report on Form 10-K for the year ended December 31, 2006 and the Unaudited Condensed Consolidated Financial Statements contained in the quarterly report on Form 10-Q for the period ended September 28, 2007.
The Unaudited Pro Forma Condensed Combined Financial Statements should also be read in conjunction with the Audited Consolidated Financial Statements of PDIC for the year ended December 31, 2006 filed herein as Exhibit 99.1 and the Unaudited Combined Financial Statements of PDIC as of September 30, 2007 and for the period March 20, 2007 through September 30, 2007 filed herein as Exhibit 99.2 and the Unaudited Combined Financial Statements of PDIC for the period January 1, 2007 through March 19, 2007 filed herein as Exhibit 99.3.

GENERAL CABLE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
In millions

	Historical
	As of	As of
	September 28,	September 30,
	2007	2007	Pro Forma		Condensed Pro
	General Cable	PDIC (1)	Adjustments		Forma Combined
Assets
Current Assets:
Cash and cash equivalents	$479.6	$91.1	$(159.0)	A	$411.7
Receivables, net of allowances	952.6	272.9	—		1,225.5
Inventories	641.1	249.3	5.3	B	895.7
Deferred income taxes	111.3	0.9	—		112.2
Prepaid expenses and other	56.9	23.8	3.3	C	84.0

Total current assets	2,241.5	638.0	(150.4)		2,729.1

Property, plant and equipment, net	484.6	203.6	(13.3)	D	674.9
Deferred income taxes	34.2	—	—		34.2
Goodwill	—	180.8	(57.5)	E	123.3
Intangible assets, net	—	170.5	65.6	F	236.1
Other non-current assets	43.9	12.3	32.7	C	88.9

Total Assets	$2,804.2	$1,205.2	$(122.9)		$3,886.5

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$785.8	$225.5	$—		$1,011.3
Accrued liabilities	394.8	68.5	1.7	G	465.0
Current portion of long-term debt	97.4	74.7	—		172.1

Total current liabilities	1,278.0	368.7	1.7		1,648.4

Long-term debt	724.1	1.5	575.0	H	1,300.6
Deferred income taxes	13.0	67.0	16.7	G	96.7
Other liabilities	164.3	14.5	—		178.8

Total Liabilities	2,179.4	451.7	593.4		3,224.5

Minority Interests in consolidated subsidiaries	—	37.2	—		37.2

Shareholders’ equity:
Redeemable convertible preferred stock	5.1	—	—		5.1
Common stock	0.6	667.1	(667.1)	I	0.6
Additional paid-in capital	265.3	—	—		265.3
Treasury stock	(60.2)	—	—		(60.2)
Retained earnings	381.8	36.3	(36.3)	I	381.8
Accumulated other comprehensive income	32.2	12.9	(12.9)	I	32.2

Total shareholders’ equity	624.8	716.3	(716.3)		624.8

Total Liabilities and Shareholders’ Equity	$2,804.2	$1,205.2	$(122.9)		$3,886.5

See accompanying notes to these Pro Forma Condensed Combined Financial Statements.

(1)	Certain amounts have been reclassified to conform to General Cable Corporation’s presentation.

GENERAL CABLE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
In millions, except per share amounts

	Historical
	General Cable	PDIC (1)
		Predecessor	Successor
		Entity	Entity
	For the Nine	January 1,	March 20,
	Months Ended	2007 to	2007 to			Condensed
	September 28,	March 19,	September 30,			Pro Forma
	2007	2007	2007	Pro Forma		Combined
Net sales	$3,317.0	$242.4	$797.9	$—		$4,357.3
Cost of sales	2,820.6	213.5	708.2	(6.1)	J	3,736.2

Gross profit	496.4	28.9	89.7	6.1		621.1

Selling, general and administrative expenses	210.0	5.8	19.6	3.8	K	239.2

Operating income	286.4	23.1	70.1	2.3		381.9

Other income (expense)	(2.8)	1.3	6.4	—		4.9

Interest income (expense)
Interest expense	(29.7)	(1.6)	(5.0)	(10.8)	L	(47.1)
Interest income	12.0	0.5	1.1	(5.0)	M	8.6
Loss on extinguishment of debt	(25.1)	—	—	—		(25.1)

	(42.8)	(1.1)	(3.9)	(15.8)		(63.6)

Income before income taxes	240.8	23.3	72.6	(13.5)		323.2
Income tax (provision) benefit	(78.8)	(8.7)	(27.1)	4.7	N	(109.9)
Minority interest in consolidated subsidiaries	—	(1.9)	(10.3)	5.4	O	(6.8)
Equity in net earnings of affiliated companies	—	1.3	1.1	—		2.4

Net income	162.0	14.0	36.3	(3.4)		208.9

Less: preferred stock dividends	(0.3)	—	—	—		(0.3)

Net income applicable to common shareholders	$161.7	$14.0	$36.3	$(3.4)		$208.6

Earnings per share:

Earnings per common share-basic	$3.16					$4.08

Weighted average common shares-basic	51.1					51.1

Earnings per common share-assuming dilution	$2.98					$3.85

Weighted average common shares-assuming dilution	54.2					54.2

See accompanying notes to these Pro Forma Condensed Combined Financial Statements.

(1)	Certain amounts have been reclassified to conform to General Cable Corporation’s presentation.

GENERAL CABLE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
In millions, except per share amounts

	For the Year Ended December 31, 2006
	Historical
					Condensed
					Pro Forma
	General Cable	PDIC (1)	Pro Forma		Combined
In millions, except per share amounts

Net sales	$3,665.1	$1,168.4	$—		$4,833.5
Cost of sales	3,194.1	1,078.3	(3.3)	P	4,269.1

Gross profit	471.0	90.1	3.3		564.4

Selling, general and administrative expenses	235.1	22.3	14.3	Q	271.7

Operating income	235.9	67.8	(11.0)		292.7

Other income (expense)	(0.1)	4.3	—		4.2

Interest income (expense):
Interest expense	(40.0)	(8.9)	(14.4)	L	(63.3)
Interest income	4.4	2.5	(0.8)	M	6.1

	(35.6)	(6.4)	(15.2)		(57.2)

Income before income taxes	200.2	65.7	(26.2)		239.7
Income tax (provision) benefit	(64.9)	(27.9)	8.5	N	(84.3)
Minority interest in consolidated subsidiaries	—	(7.6)	3.1	O	(4.5)
Equity in net earnings of affiliated companies	—	3.6	—		3.6

Net income	135.3	33.8	(14.6)		154.5

Less: preferred stock dividends	(0.3)	—	—		(0.3)

Net income applicable to common shareholders	$135.0	$33.8	$(14.6)		$154.2

Earnings per share:

Earnings per common share-basic	$2.70				$3.08

Weighted average common shares-basic	50.0				50.0

Earnings per common share-assuming dilution	$2.60				$2.96

Weighted average common shares-assuming dilution	52.0				52.0

See accompanying notes to these Pro Forma Condensed Combined Financial Statements.

(1)	Certain amounts have been reclassified to conform to General Cable Corporation’s presentation.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements
1.     Basis of presentation

The Unaudited Pro Forma Condensed Combined Financial Statements, which have been prepared by Company management, have been derived from historical consolidated financial statements from (i) the Audited Consolidated Financial Statements of the Company contained in its annual report on Form 10-K for the year ended December 31, 2006 and the Unaudited Condensed Consolidated Financial Statements contained in its quarterly report on Form 10-Q for the period ended September 28, 2007, and (ii) the Audited Consolidated Financial Statements of PDIC for the year ended December 31, 2006 filed herein as Exhibit 99.1 and the Unaudited Combined Financial Statements of PDIC as of September 30, 2007 and for the period March 20, 2007 through September 30, 2007 filed herein as Exhibit 99.2 and the Unaudited Combined Financial Statements of PDIC for the period January 1, 2007 through March 19, 2007 filed herein as Exhibit 99.3, each of which were prepared in accordance with U.S. GAAP. Certain footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations.
The pro forma balance sheet was prepared by combining the historical consolidated balance sheet data of the Company as of September 28, 2007 and PDIC as of September 30, 2007, assuming the transactions and related financing transactions had occurred on September 28, 2007. The pro forma statements of operations for the nine months ended September 28, 2007 (and September 30, 2007 for PDIC) and the year ended December 31, 2006 have been prepared by combining the consolidated statements of operations of the Company and PDIC for those periods, assuming the acquisition and related financing transactions had occurred on January 1, 2006. The historical statement of operations of PDIC for the nine months ended September 30, 2007 includes the unaudited historical results of PDIC for the period January 1, 2007 through March 19, 2007 and March 20, 2007 through September 30, 2007. On March 20, 2007, PDIC was acquired by Freeport-McMoRan as part of the acquisition of Phelps Dodge Corporation.
The Unaudited Pro Forma Condensed Combined Financial Statements and purchase price allocations have been prepared based on available information and preliminary estimates and assumptions that management believes are reasonable. However, the allocation of purchase price has not been finalized and the actual amounts recorded in our future financial statements may differ, perhaps materially, from what is presented in the Unaudited Pro Forma Condensed Combined Financial Statements herein. Accordingly, there can be no assurance that the final allocation of purchase price will not differ materially from the preliminary allocation reflected in the unaudited pro forma combined financial statements.
2.     The acquisition

On October 31, 2007, pursuant to the Stock Purchase Agreement, dated as of September 12, 2007, as amended October 29, 2007 (as so amended, the “Purchase Agreement”), by and among the Company and Freeport-McMoRan and certain of its subsidiaries, the Company completed its acquisition of equity interests in the companies through which the Sellers previously conducted their worldwide wire and cable business, PDIC. The Company paid approximately $707.6 million in cash to the Sellers in consideration for PDIC.
In connection with the acquisition of PDIC, the Company completed an offering of $475.0 million of 1.0% Senior Convertible Notes due 2012. Net proceeds from this offering were used to partially fund the acquisition of PDIC. Additionally, the Company increased the borrowing capacity of its United States senior secured revolving credit facility from $300.0 million to $400.0 million, effective October 31, 2007, and borrowed $100.0 million from this facility to partially fund the purchase of PDIC. The remaining purchase price was funded using existing cash on the Company’s balance sheet. The purchase consideration of $716.1 million was allocated to assets acquired and liabilities assumed based on their estimated fair value as of the acquisition date. The purchase price consideration is estimated to include $707.6 million in cash (paid to Sellers) and $8.5 million for fees and expenses of the acquisition. A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying Unaudited Pro Forma Condensed Combined Financial Statements based on preliminary valuations. The excess of the purchase price over the net tangible and intangible assets acquired and liabilities assumed has been allocated to goodwill. The final purchase price allocation is dependent on, among other things, the finalization of asset and liability valuations and the related tax impact. Any final adjustment may change the allocations of purchase price, which could impact the fair value assigned to the assets and liabilities, including changes to goodwill and the amortization of tangible and identifiable intangible assets. The actual allocation of purchase price and its impact on results of operations may differ materially from the pro forma amounts included herein.
The purchase price consideration is estimated to include $707.6 million in cash and $8.5 million for fees and expenses of the acquisition as shown below:

Purchase Price Consideration:
Estimated Purchase Price	$707.6
Estimated Acquisition Costs	8.5

Total Estimated Purchase Consideration	$716.1

Preliminary Allocation of Purchase Price:
Receivables, net of allowances	$272.9
Property, Plant and Equipment	190.3
Inventories	254.6
Customer Relationships	105.2
Trade Names	131.0
Accounts Payable and Accrued Expenses	(294.0)
Deferred Taxes	(87.5)
Other Net Assets Acquired(a)	20.3
Goodwill	123.3

Total Estimated Fair Value of Net Assets Acquired	$716.1

(a)	Includes cash, prepaid expenses, other assets, investments, other obligations and minority interests.
For additional information and certain terms regarding the acquisition of PDIC, please refer to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 12, 2007, September 26, 2007 and November 1, 2007.

3.     Pro forma assumptions and adjustments

The following assumptions and related pro forma adjustments give effect to the proposed business acquisition of PDIC by the Company as if such combination occurred on January 1, 2006, in the case of the Unaudited Pro Forma Condensed Combined Statement of Income for the periods ended December 31, 2006 and September 28, 2007, and on September 28, 2007, in the case of the Unaudited Pro Forma Condensed Combined Balance Sheet.
The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the acquisition of PDIC occurred on the respective dates assumed, nor are they necessarily indicative of future consolidated operating results or financial position.
The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect and do not give effect to (i) any integration costs that may be incurred as a result of the acquisition, (ii) synergies, operating efficiencies and cost savings that are expected to result from the acquisition, (iii) benefits expected to be derived from the growth prospects of the combined companies or (iv) changes in commodities prices subsequent to the dates of such Unaudited Pro Forma Condensed Combined Financial Statements.
The Unaudited Pro Forma Condensed Combined Financial Statements include the following pro forma assumptions and adjustments:
          (A) Reflects the following:
•	$132.6 million of cash to fund a portion of the purchase price

•	$15.5 million of debt issuance costs related to the 1.0% Senior Convertible Notes due 2012 and the increase in the senior secured credit facility from $300.0 million to $400.0 million

•	$10.9 million of direct transaction costs, of which $8.5 million have been capitalized. These costs include but are not limited to fees for financial advisors, accountants, attorneys and other transaction related direct costs. These estimates are preliminary and subject to change.
          (B) Represents a $1.1 million step-up in metal inventory from PDIC’s weighted average cost method to current replacement cost and a $4.2 million step-up of all ex-metal inventory to fair value defined as estimated net realizable value less costs to complete and a normal distribution margin. The cost of sales effect of the inventory step-up is not included in the Unaudited Pro Forma Condensed Combined Statement of Operations as this is a nonrecurring expense.
          (C) Reflects $3.3 million of current and $11.6 million of non-current capitalized debt issuance costs, resulting from the issuance of the Company’s 1.0% Senior Convertible Notes and amendment of its senior secured credit facility, which were used to partially fund the purchase. Additionally, the adjustment to non-current assets includes $21.1 million to reflect the estimated fair value of equity investments.
          (D) The adjustment reflects the preliminary estimated fair value of property, plant and equipment
          (E) Results from the purchase price in excess of the estimated fair value of net assets acquired.
          (F) The adjustment reflects the preliminary estimated fair value of identifiable intangible assets primarily consisting of customer relationships and trade names of $105.2 million and $131.0 million, respectively. Identified customer relationships have an estimated useful life ranging from four to eight years.
          (G) Reflects the current and long-term deferred tax liability based upon the preliminary asset valuations.

          (H) Reflects $100.0 million of borrowings under the Company’s senior secured revolving credit facility and $475.0 million from the issuance of the Company’s 1.0% Senior Convertible Notes; both of which were used to partially fund the purchase price.
          (I) Reflects the elimination of the historical equity balances of PDIC as a result of the acquisition.
          (J) Reduction of $6.1 million to depreciation expense that the Company would incur as a result of recording fixed assets at fair value.
          (K) Reflects a reduction of $0.4 million of depreciation expense and $4.2 million of incremental amortization expense of identifiable intangible assets with a finite life.
          (L) Reflects additional interest expense as a result of borrowings to fund the purchase price and consists of; i) interest on the borrowing of $100.0 million under the Company’s senior secured revolving credit facility at an interest rate of LIBOR + 1.125%; ii) interest on the Company’s $475.0 million 1.0% Senior Convertible Notes; and iii) amortization of capitalized debt issuance costs related to the acquisition.
          (M) Reflects the reduction of interest income generated from balance sheet cash and cash equivalents that were used to fund a portion of the purchase price.
          (N) The adjustment to the income tax provision reflects the estimated tax impact of the pro forma adjustments.
          (O) Represents adjustments to historical income resulting from changes in minority ownership positions as a result of the acquisition.
          (P) Reduction of $3.3 million to depreciation expense that the Company would incur as a result of recording fixed assets at fair value.
          (Q) Reflects a reduction of $0.2 million of depreciation expense and $14.5 million of incremental amortization expense of identifiable intangible assets with a finite life.